Exhibit 5.1
[PROSKAUER LETTERHEAD]
March 10, 2016

Shake Shack Inc.
24 Union Square East, 5th Floor
New York, NY 10003

Ladies and Gentlemen:

We have acted as special counsel to Shake Shack Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (No. 333-207336) (the “Registration Statement”) for the purpose of registering 23,944,334 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”). The Shares are to be offered and sold by certain stockholders of the Company (the “Selling Stockholders”). The Shares consist of (i) 7,949,460 shares of Class A Common Stock (“Current Shares”) that have been issued to certain of the Selling Stockholders and (ii) 15,994,874 shares of Class A Common Stock (“Redemption Shares”) that may be issued by the Company upon the redemption (or an exchange) by certain of the Selling Stockholders of an equivalent number of LLC interests of SSE Holdings, LLC. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the Shares.
As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company in the form incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 10, 2015; (ii) the bylaws of the Company in the form incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the Commission on February 10, 2015; (iii) resolutions of the Board of Directors of the Company; and (iv) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference.
We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that (i) the Current Shares have been duly authorized by the Company and are legally issued, fully paid and non-assessable and (ii) when the Redemption Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement, the issue and sale of the Redemption Shares will have been duly authorized by the Company and will be legally issued, fully paid and non-assessable.
This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
 Very truly yours,
/s/ Proskauer Rose LLP